ITEM 77E       LEGAL PROCEEDINGS

Since October 2003 Federated
and related entities collectively
Federated and various Federated
funds Funds have been named
as defendants in several class
action lawsuits now pending in the
United States District Court
for the District of Maryland
The lawsuits were purportedly
filed on behalf
of people who purchased owned
and/or redeemed shares of
Federated-sponsored mutual funds during
specified periods beginning
November 1    1998      The suits
are generally similar in alleging that
Federated engaged in illegal
 and improper trading practices
including market timing and late tradingin
concert with certain institutional
traders which allegedly caused
financial injury to the mutual
 fund
shareholdersThese lawsuits
 began to be filed shortly after
 Federateds first public announcementthat
it had received requests for
information on shareholder
trading activities in the Funds
from the SECthe
Office of the New York State
Attorney General           NYAG
and other authorities In that
regard    on
November 28 2005 Federated
announced that it had reached final
settlements with the SEC and the
NYAG with respect to those matters
 Specifically    the SEC and NYAG
settled proceedings against three
Federated subsidiaries involving
undisclosed market timing arrangements
and late trading      The SEC
made findings: that Federated
Investment Management Company FIMC
 an SEC-registered
investment adviser to various
Fundsand Federated Securities
 Corp  an SEC-registered broker dealer
and distributor for the Funds
violated provisions of the Investment
Advisers Act and Investment
Company Act by approving    but
 not disclosing    three market
timing arrangements    or the associated
conflict of interest between
FIMC and the funds involved in
the arrangements    either to other fund
shareholders or to the funds
 board; and that Federated Shareholder
Services Company formerly an
SEC-registered transfer agent
 failed to prevent a customer and
 a Federated employee from late
trading
in violation of provisions of the
 Investment Company Act The NYAG
found that such conduct violated
provisions of New York State law
 Federated entered into the settlements
 without admitting or denying
the regulators findings As
 Federated previously reported in 2004
 it has already paid approximately
$80 million to certain funds as
 determined by an independent consultant
 As part of these settlements
Federated agreed to pay disgorgement
and a civil money penalty in
the aggregate amount of an
additional $72 million and    among
other things agreed that it would
 not serve as investment adviser to
any registered investment company
unless i  at least 75% of the funds
directors are independent of
Federated ii the chairman of each
such fund is independent of Federated
iii no action may be taken
by the funds board or any committee
 thereof unless approved by a majority
of the independent trustees
of the fund or committee    respectively
and iv the fund appoints a
senior officer who reports to the
independent trustees and is responsible
for monitoring compliance by the fund
with applicable laws and
fiduciary duties and for managing the
process by which management fees
charged to a fund are
approved  The settlements are described
in Federateds announcement which
 along with previous press
releases and related communications
on those matters is available in the
About Us section of
Federateds website at FederatedInvestors com
Federated and various Funds have
also been named as defendants in several
 additional lawsuits    the
majority of which are now pending
in the United States District Court
for the Western District of
Pennsylvania alleging among other things excessive advisory and Rule 12b-1 fees
The board of the Funds has retained the
law firm of Dickstein Shapiro Morin &
Oshinsky LLP to
represent the Funds in these lawsuits
Federated and the Funds and their
 respective counsel are
reviewing the allegations and intend to
defend this litigation Additional lawsuits
 based upon similar
allegations may be filed in the future
The potential impact of these lawsuits
 all of which seek
unquantified damages attorneys fees
 and expenses and future potential similar suits is uncertain
Although we do not believe that these
lawsuits will have a material adverse
effect on the Funds there
can be no assurance that these suits
ongoing adverse publicity and/or other
developments resulting
from the regulatory investigations
will not result in increased Fund redemptions
 reduced sales of Fund
shares or other adverse consequences
for the Funds